Exhibit 4(c)(1) Original
WELLMAN, INC.

and

FIRST CHICAGO TRUST COMPANY OF NEW YORK,
Rights Agent

Rights Agreement

Dated as of August 6, 1991

Table of Contents

Section	Page
1	Certain Definitions	1
2	Appointment of Rights Agent	6
3	Issue of Rights Certificates	6
4	Form of Rights Certificates	8
5	Countersignature and Registration	9
6	Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates	10
7	Exercise of Rights; Purchase Price; Expiration Date of Rights	11
8	Cancellation and Destruction of Rights Certificates	14
9	Reservation and Availability of Capital Stock	14
10	Common Stock Record Date	16
11	Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights	16
12	Certificate of Adjusted Purchase Price or Number of Shares	26
13	Consolidation, Merger or Sale or Transfer of Assets or Earning Power	27
14	Fractional Rights and Fractional Shares	30
15	Rights of Action	31
16	Agreement of Rights Holders	32
17	Rights Holder Not Deemed a Stockholder	33
18	Concerning the Rights Agent	33
19	Merger or Consolidation or Change of Name of Rights Agent	34
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20	Duties of Rights Agent	34
21	Change of Rights Agent	37
22	Issuance of New Rights Certificates	38
23	Redemption; Termination	39
24	Exchange	39
25	Notice of Certain Events	40
26	Notices	41
27	Supplements and Amendments	42
28	Successors	43
29	Determinations and Actions by the Board of Directors, etc.	43
30	Benefits of this Agreement	43
31	Severability	43
32	Governing Law	44
33	Counterparts	44
34	Descriptive Headings	44
Exhibit A	Form of Rights Certificate	A-1
Exhibit B	Form of Summary of Rights	B-1

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RIGHTS AGREEMENT

RIGHTS AGREEMENT, dated as of the 6th day of August, 1991, by and between Wellman, Inc., a Delaware corporation (the "Company"), and First Chicago Trust Company of New York, a New York corporation authorized to conduct a banking business, as rights agent (the "Rights Agent").

W I T N E S S E T H

WHEREAS, at a meeting of the Board of Directors of the Company duly called-and held on August 6, 1991, said Board of Directors declared it to be its good faith business judgment that it is in the best interests of the Company and its stockholders for the Company to issue one common stock purchase right (a "Right") for each share of Common Stock (as hereinafter defined) of the Company which is outstanding at the close of business on August 30, 1991 (the "Record Date",), and has authorized said issuance, as well as the issuance of one Right (subject to adjustment as provided herein) for each share of Common Stock of the Company that shall become outstanding between the Record Date and the earlier of the Distribution Date or the Expiration Date (as hereinafter defined), each Right initially representing the right to purchase one share of Common Stock upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan; provided, however, that a Person shall not become an Acquiring Person if such Person, together with its Affiliates and Associates, shall become the Beneficial owner of 15% or more of the shares of Common Stock then outstanding solely as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company, unless and until such time as such Person shall thereafter purchase or otherwise become (as a result of actions taken by such Person or its Affiliates or its Associates) the Beneficial Owner of additional shares of Common Stock constituting 15% or more of the then outstanding shares of Common Stock. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph l(a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock.

so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph l(a), then such Person shall not be deemed to be an Acquiring Person for any purposes of this Agreement.

(b) "Act" shall mean the Securities Act of 1933 as amended.

(c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of this Agreement (the "Exchange Act").

(d) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own", any securities:

(i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

(ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any written or oral agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by, or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any written or oral agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any written or oral agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section l(d)(ii)(B)) or disposing of any securities of the Company.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding", when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

(e) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(f) "Certificate of Incorporation" shall mean the company's Restated Certificate of Incorporation as it may be amended from time to time.

(g) "Close of Business" on any given date shall mean 5:00 P.M., New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York time, on the next succeeding Business Day.

(h) "Common Stock" shall mean the common stock, par value $.001 per share, of the Company, except that "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such other Person or, if such other Person is a Subsidiary of another Person, the Person which ultimately controls such first-mentioned Person.

(i) "Common Stock equivalents" shall have the meaning set forth in Section 11(a)(iii) hereof.

(j) "Continuing Director" shall mean (i) any member of the Board of Directors of the Company (the "Board"), while such Person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate, and was a member of the Board prior to the time any Person becomes an Acquiring Person, or (ii) any Person who subsequently becomes a member of the Board, while such Person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

(k) "Current Market Price" shall have the meaning set forth in Section 11(d) hereof.

(l) "Current Value" shall have the meaning set forth in Section 11(a)(iii) hereof.

(m) "Distribution Date" shall have the meaning set forth in Section 3(a) hereof.

(n) "Exchange Act" shall have the meaning set forth in section l(c) hereof.

(o) "Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

(p) "Final Expiration Date" shall mean the close of business on August 5, 2001.

(q) "Flip-In Event" shall have the meaning set forth in Section 11(a)(ii) hereof.

(r) "Flip-Over Event" shall mean any event described in clause (x), (y) or (z) of Section 13(a) hereof.

(s) "Person" shall mean any individual, firm, association, corporation, partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.

(t) "Principal Party" shall have the meaning set forth in Section 13(b) hereof.

(u) "Purchase Price" shall have the meaning set forth in Section 7(b) hereof.

(v) "Right" shall have the meaning set forth in the WHEREAS clause at the beginning of this Agreement.

(w) "Rights Certificates" shall have the meaning set forth in Section 3(a) hereof.

(x) "Spread" shall have the meaning set forth in Section 11(a)(iii) hereof.

(y) "Stock Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act or pursuant to a comparable successor statute) by the Company or an Acquiring Person that an Acquiring Person has become such.

(z) "Subsidiary" shall mean, with reference to any Person, any corporation or other entity of which a majority of the voting power of the voting securities, or a majority of the equity interest, is owned, directly or indirectly, by such Person, or which is otherwise controlled by such Person.

(aa) "Substitution Period" shall have the meaning set forth in Section 11(a)(iii) hereof.

(bb) "Trading Day" shall have the meaning set forth in Section 11(d) hereof.

Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable on ten (10) days prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise and shall in no event be liable for the acts and omissions of any such Co-Rights Agents. In the event the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agents and any Co-Rights Agents shall be as the Company shall determine.

Section 3. Issue of Rights-Certificates.

(a) Until the earlier of (i) the close of business on the tenth day after the Stock Acquisition Date, or (ii) the close of business on the tenth day (or such later day as may be determined by action of the Board of Directors of the Company prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Stock for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Stock for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Common Stock aggregating 15% or more of the then outstanding Common Stock (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (A) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock and not by separate certificates and (B) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, postage prepaid mail, at the Company's expense, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a certificate for Rights in substantially the form of Exhibit A hereto (the "Rights Certificates"), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(n) hereof, at the time the Rights Certificates are distributed the Company shall make the necessary and appropriate rounding adjustments pursuant to Section 14(a) hereof so that Rights Certificates are distributed representing only whole numbers of Rights and cash is paid in lieu of Fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

Notwithstanding any provision hereof to the contrary, no Distribution Date shall be deemed to have occurred and no rights shall be deemed to have accrued to any holder of Rights under Section 11(a)(ii) hereof in any case where the Board of Directors of the Company determines in good faith, as provided in Section l(a) hereof, that a Person who would otherwise be an Acquiring Person has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an Acquiring Person.

(b) As promptly as practicable following the Record Date, the Company shall send or cause to be sent, a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit B (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for the Common Stock registered in the names of the holders thereof together with a copy of the Summary of Rights, and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the surrender for transfer of any certificates representing shares of Common Stock in respect of which Rights have been issued, whether or not accompanied by a copy of the Summary of Rights, shall also constitute the surrender for transfer of the Rights associated with such shares of Common Stock.

(c) One Right (subject to adjustment as provided herein) shall be issued in respect of each share of Common Stock which is issued after the Payment Date but prior to the earlier of the Distribution Date or the Expiration Date. Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights, and shall bear the following legend:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Wellman, Inc., a Delaware corporation (the "Company"), and First Chicago Trust Company of New York, a New York corporation, as rights agent (the "Rights Agent"), dated as of August 6, 1991 and as amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to or held by, any Person who is, was or becomes an Acquiring Person or any Affiliates or Associates thereof (as such terms are defined in the Rights Agreement) or certain transferees thereof, whether currently held by or on behalf of such Person or by any subsequent holder, will become null and void.

With respect to such certificates containing the foregoing legend until the earlier of the Distribution Date or the Expiration Date the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

Section 4. Form of Rights Certificates.

(a) The Rights Certificates (and the forms of election to purchase, assignment and Exhibit certificate to be printed on the reverse thereof) shall each be substantially in the form set forth in A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. The Rights Certificates shall be in machine printable format and in a form reasonably satisfactory to the Rights Agent. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date, show the date of countersignature, and on their face shall entitle the holders thereof to purchase such number of shares of Common Stock as shall be set forth therein at the price per share set forth therein, but the number and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

(b) Neither the Rights Agent nor the Company will issue a Rights Certificate to: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which a majority of the Continuing Directors has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof. Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to issue any Rights Certificate(s) to any Person unless such Person (i) shall have completed and signed a certificate certifying to the Company that such Person is not an Acquiring Person or an Affiliate or an Associate of an Acquiring Person and (ii) shall have provided such additional evidence of the identity of such Person or its Affiliates or Associates as the Company shall reasonably request.

Section 5. Countersignature and Registration.

(a) The Rights Certificates shall be executed on behalf of the Company by its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by an authorized signatory of the Rights Agent which may be, but need not be, the same signatory for all of the Rights Certificates, and shall not be valid for any purpose unless so countersigned, in case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

(b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at the designated office of the Rights Agent, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a) Subject to the provisions of Sections 7(e) and 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of shares of Common Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitles such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the designated office of the Rights Agent, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request. Neither the Rights Agent nor the company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate or Certificates until the registered holder shall have completed and signed the certificate following the form of assignment set forth on the reverse side of each such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment from the holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

(b) Subject to the provisions of Section 7(e) hereof, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, the Company shall execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a) Subject to Sections 7(e), 9(c) and 11(a)(iii), the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase set forth on the reverse side thereof and the certificate contained therein duly executed and completed, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, at the designated office of the Rights Agent, together with payment of the aggregate Purchase Price (as hereinafter defined) with respect to the total number of shares (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) the close of business on the Final Expiration Date, (ii) the date and time at which the Rights are redeemed in accordance with Section 23 hereof and (iii) the date and time at which the Rights are exchanged as provided in Section 24 hereof (such earliest date and time being herein referred to as the "Expiration Date").

(b) The purchase price for each share of Common Stock pursuant to the exercise of a Right shall initially be Ninety Dollars ($90.00), and shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof (the "Purchase Price") and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

(c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and certificate set forth on the reverse side thereof duly executed and completed, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, at the designated office of the Rights Agent, accompanied by payment of the Purchase Price for the shares (or other securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Section 20(k) hereof, promptly (i) requisition from any transfer agent of the shares of Common Stock (or make available, if the Rights Agent is the transfer agent for the Common Stock) certificates for the total number of shares of Common Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares of Common Stock in accordance with Section 14 hereof, (iii) after receipt of such certificates for shares of Common Stock, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price shall be made in cash or by certified bank check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company shall make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, and notify the Rights Agent of the exchange ratio for such securities and other payments, if and when appropriate; provided, however, that notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to take any action upon the exercise of Rights which is prohibited by the terms of any agreement for borrowed money to which the Company became a party or otherwise bound prior to the time that any Person became an Acquiring Person; and provided further, that the Company shall not be obligated to issue any shares of Common Stock upon the exercise of Rights which are in excess of those which are available for such issuance under the Company's Restated Certificate of incorporation (in which case the Company shall take the same actions as are set forth in Section 11(a)(iii) hereof).

(d) In case the registered holder of any Rights Certificate representing exercisable Rights shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing the Rights remaining unexercised shall be issued by the Rights Agent and delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

(e) Notwithstanding anything in this Agreement to the contrary, from and after a Flip-In Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of such Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after such Acquiring Person becomes such, or (iii) a transferee of such Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with such Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from such Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing written or oral agreement, arrangement or understanding regarding the transferred Rights or (b) a transfer which a majority of the Continuing Directors has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

(f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate following the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

(g) In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would diminish or eliminate the benefits intended to be afforded by the Rights (except as permitted by Sections 23, 24 and 27 hereof).

Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company upon its written request.

Section 9. Reservation and Availability of Common Stock.

(a) The Company covenants and agrees that it will use its best efforts to take all such action as may be necessary to ensure that all shares of Common Stock (and, following the occurrence of a Stock Acquisition Date, other securities) which are issuable upon the exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

(b) If and so long as the shares of Common Stock (and, following the occurrence of a Stock Acquisition Date, other securities) issuable and deliverable upon the exercise of the Rights are listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, said shares to be listed on such exchange upon official notice of issuance upon such exercise.

(c) The company shall use its best efforts to (i) file, as soon as practicable following the first occurrence of a Stock Acquisition Date in which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) hereof, or as soon as is required by law following the Distribution Date, whichever is earlier, a registration statement under the Act, with respect to the Common Stock or other securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky laws" of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement and shall give simultaneous written notice to the Rights Agent stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained. The Rights Agent may assume that any Right exercised is permitted to be exercised under applicable law and shall have no liability for acting in reliance upon such assumption.

(d) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for shares of Common Stock (or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a person other than, or the issuance or delivery of shares of Common Stock (or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for shares of common Stock (or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificates at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

Section 10. Common Stock Record Date. Each person in whose name any certificate for shares of Common Stock (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Common Stock (or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made, and if the Rights Agent is the transfer agent for the Common Stock the date of the countersignature; provided, however, that if the date of such surrender and payment is a date upon which the Common Stock (or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Stock (or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares and/or other property or securities purchased upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect immediately prior to the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Common Stock or capital stock, as the case may be, issuable upon exercise of a Right on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of an amount equal to (x) the Purchase Price in effect immediately prior to the time of the record or effective date of such dividend, subdivision, combination or reclassification multiplied by (y) the number of shares of Common Stock or capital stock, as the case may be, for which a Right was exercisable immediately prior to such time, the aggregate number and kind of shares of Common Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Common Stock (or other capital stock, as the case may be) transfer books of the Company were open, the holder thereof would have owned upon such exercise and been entitled to receive, or would be deemed to have owned, by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon the exercise of one Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii) Subject to Section 24 hereof, in the event that any Person becomes an Acquiring Person (the "Flip-In Event") each holder of a Right, except as provided below and in Section 7(e) hereof, shall thereafter have the right to receive, upon exercise thereof in accordance with the terms of this Agreement and payment of the aggregate Purchase Price with respect to the total number of shares of Common Stock for which the Right was exercisable immediately prior to the Flip-In Event, such number of shares of Common Stock of the Company (such number of shares being referred to herein as the "Adjustment Shares") as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of shares of Common Stock for which such Right was exercisable immediately prior to the Flip-In Event (whether or not such Right was then exercisable) and (y) dividing that product by 50% of the Current Market Price per share of the Common Stock (determined pursuant to Section 11(d)) on the date of the Flip-In Event; provided that the number of Adjustment Shares shall be further appropriately adjusted to reflect any events described in Sections 11(a)(i), (b) or (c) hereof occurring after the date of the Flip-In Event.

(iii) From and after the occurrence of a Flip-In Event, in the event that the number of shares of Common Stock which are authorized by the Company's Restated Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights ("available shares") is not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii), the Company shall (to the extent permitted by applicable law): (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") pursuant to the foregoing clause (ii) of this Section 11(a) (assuming that there were a sufficient number of authorized but unissued shares to permit exercise in full of all outstanding Rights for Common Stock) over (2) the Purchase Price (such excess is herein called the "Spread"), and (B) with respect to each Right, to the extent that the number of Adjustment Shares exceeds the available shares make adequate provision to substitute for such excess Adjustment Shares, upon exercise of the Rights,(1) cash, (2) a reduction in the Purchase Price, (3) other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which the Board of Directors of the Company has deemed to have the same value as shares of Common Stock (such shares or units or shares of preferred stock are herein called "Common Stock equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having a value which, when added to the value of the available shares actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to this clause (5) within thirty (30) days following the Stock Acquisition Date, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent of the available shares) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. Notwithstanding the immediately preceding sentence, if the Board shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Stock Acquisition Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common stock shall be the Current Market Price per share of the Common Stock on the Stock Acquisition Date and the per share or per unit value of any Common Stock equivalent shall be deemed to equal the Current Market Price per share of the Common Stock on such date.

(b) In case the Company shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of Common Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Common Stock, shares having the same rights, privileges and preferences as the Common Stock ("equivalent common stock") or securities convertible into Common Stock or equivalent common stock at a price per share of Common Stock or equivalent common stock (or having a conversion price per share, if a security convertible into Common Stock or equivalent common stock) less than the Current Market Price per share of Common Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock and/or equivalent common stock (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock and/or equivalent common stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such non-cash consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c) In case the Company shall fix a record date for a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Common Stock, but including any dividend payable in stock other than Common Stock) or subscription rights or warrants (excluding the Rights and those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Board, the determination of which shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Common Stock and the denominator of which shall be such Current Market Price per share of Common Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

(d) For the purpose of any computation hereunder, other than computations made Pursuant to Section 11(a)(iii) hereof, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of the Common Stock for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, and for purpose of computations made pursuant to Section 11(a)(iii) hereof, the "Current Market Price" per share of the Common Stock on any date shall be deemed to be the average of the daily closing prices per share of the Common Stock for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Market Price per share of the Common Stock is determined during a period following the announcement by the issuer of the Common Stock of (i) any dividend or distribution on the Common Stock payable in shares of such Common Stock or securities convertible into shares of Common Stock (other than the Rights), or (ii) any subdivision, combination or reclassification of the Common Stock, and prior to the expiration of the requisite thirty (30) Trading Day or ten (10) Trading Day Period, as set forth above, the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification occurs, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, "Current Market Price" per share shall mean the fair value per share as determined in good faith by the Board, the determination of which shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which requires such adjustment, or (ii) the Expiration Date.

(f) If as a result of an adjustment made pursuant to Section 11(a)(i) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in Section 11(a)(i), (b), (c), (e), (g), (h), (i), (j), (k), (m) and (n) hereof, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Common Stock shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Common Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest ten-thousandth) obtained by (i) multiplying (x) the number of shares covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of shares of Common Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement and give simultaneous written notice to the Rights Agent of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights Pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Common Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Rights Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value of the shares of Common Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Purchase Price.

(l) in any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Rights exercised after such record date the shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of Common Stock and other capital stock or securities upon the occurrence of the event requiring such adjustment.

(m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board shall determine to be advisable in order that any (i) consolidation or subdivision of the Common Stock, (ii) issuance for cash of any shares of Common Stock at less than the current market price, (iii) issuance for cash of shares of Common Stock or securities which by their terms are convertible into or exchangeable for shares of Common Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Common Stock shall not be taxable to such stockholders.

(n) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the date hereof and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 and Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment, the new Purchase Price and/or other issuable securities or other payment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Common Stock, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 25 hereof. In addition, the Company shall notify the Rights Agent of all record dates set forth in this Agreement. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

Section 13. Consolidation Merger or Sale or Transfer of Assets or Earning Power.

(a) In the event that, following the Flip-In Event, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person, (y) any Person shall merge with and into the Company, and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of the Company or of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole and calculated on the basis of the Company's most recent regularly prepared financial statements) to any Person or Persons, then, and in each such case, proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof and payment of the then current Purchase Price with respect to the total number of shares for which such Right was exercisable immediately prior to the Flip-In Event in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of shares of Common Stock for which such Right was exercisable immediately prior to the Flip-In Event and (2) dividing that product by 50% of the current market price (determined as provided in Section 11(d) hereof with respect to the Common Stock) per share of the Common Stock of such Principal Party on the date of consummation of such Flip-Over Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Flip-over Event, all of the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply to such Principal Party; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; provided, however, that upon the subsequent occurrence of any merger, consolidation, sale of assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price, such cash, shares, rights, warrants and other properties which such holder would have been entitled to receive had he, at the time of such transaction, owned the shares of Common Stock of the Principal Party purchasable upon exercise of a Right hereunder; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the occurrence of any Flip-Over Event.

(b) "Principal Party" shall mean

(i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a) hereof: (A) the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation (including the Company as the successor or the surviving corporation in such transaction), or, if there is more than one such issuer, the issuer the Common Stock of which has the greatest aggregate market value of shares outstanding, or (B) if no securities are so issued, (x) the Person that is the other party to the merger, if such Person survives said merger, or if there is more than one such Person, the Person the Common Stock of which has the greatest aggregate market value of shares outstanding, or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or (z) the Person resulting from the consolidation; and

(ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of Common Stock having the greatest aggregate market value of shares outstanding; provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

(c) The Company shall not consummate any Flip-Over Event unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement, incorporating the terms of this Agreement and which is reasonably satisfactory to the Rights Agent, providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any such Flip-over Event, the Principal Party will

(i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;

(ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate; and

(iii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

(d) The Company covenants and agrees that it shall not, at any time following a Flip-In Event, (i) consolidate with any other Person, (ii) merge with or into any other Person, (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons, if (x) at the time of or immediately after such consolidation, merger, sale or other transaction there are or would be any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (y) prior to, simultaneously with or immediately after such consolidation, merger, sale or other transaction, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received or would receive a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (z) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

Section 14. Fractional Rights and Fractional Shares.

(a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board shall be used and be binding on the Rights Agent.

(b) The Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock, in lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Common Stock. For purposes of this Section 14(b), the current market value of one share of Common Stock shall be the closing price per share of Common Stock (determined pursuant to Section 11(d) hereof) on the Trading Day immediately prior to the date of such exercise.

(c) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right.

Section 15. Rights of Action. All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent in Section 18, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations thereunder of any Person subject to this Agreement.

Section 16. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
(a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

(b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer, with the form of assignment set forth on the reverse side thereof and the certificate contained therein duly completed and executed, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, at the designated office of the Rights Agent;

(c) the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

(d) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company shall use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

Section 17. Rights Holder Not Deemed a Stockholder. No holder, as such, of any Rights shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Common Stock or any other securities of the Company which may at any time be issuable upon the exercise of the Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Rights shall have been exercised in accordance with the provisions hereof.

Section 18. Concerning the Rights Agent.

(a) The Company agrees to pay to the Rights Agent compensation as set forth in the Rights Agent's fee schedule or as otherwise mutually agreed to in writing by the Company and the Rights Agent from time to time for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises and reasonable attorneys fees and expenses.

(b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed and executed by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

Section 19. Merger or Consolidation or Change of Name of Rights Agent.

(a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b) in case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel of its selection (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "current market price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the President, any vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

(d) The Rights Agent shall not be liable for or by any reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after the Rights Agent's actual receipt of a certificate describing any such adjustment furnished in accordance with Section 12); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable; nor shall the Rights Agent be responsible for the regality of the terms hereof in its capacity as an administrative agent.

(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the President, any Vice President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer of the Company and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken for suffered to be taken by it in good faith in accordance with instructions of any such officer. In addition to the foregoing, the Rights Agent shall be protected and shall incur no liability for, or in respect of, any action taken or omitted by it in connection with its administration of this Agreement in reliance upon (i) the proper execution of the certification concerning beneficial ownership appended to the Form of Assignment and the Form of Election to Purchase included as part of Exhibit A hereto (the "Certification"), unless the Rights Agent shall have actual knowledge that, as executed, the Certification is untrue or (ii) the non-execution or failure to complete the Certification including, without limitation, any refusal to honor any otherwise permissible assignment or election by reason of such non-execution or failure.

(h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agent, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection thereof.

(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any such Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with and obtaining a signed written direction from the Company, upon which written direction the Rights Agent may conclusively rely.

(l) The Rights Agent is also authorized to apply for instructions to executive officers of the Company. An application by the Rights Agent for instructions may set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties and obligations under this Agreement and the date on and/or after which such action shall be taken, and the Rights Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than three Business Days after the Company receives such application) without the consent of the Company, unless prior to taking or omitting such action, the Rights Agent has received written instructions in response to such application specifying the actions to be taken or omitted.

Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company and to the holders of the Rights by first-class mail at the expense of the Company. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock, by registered or certified mail, and to the holders of the Rights by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by any holder of Rights (who shall, with such notice, submit his Rights Certificate [if such Certificates have at the time been issued] for inspection by the Company), the Company shall become the Rights Agent, and then any Holder of Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the registered holders of the Rights. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement.

Section 23. Redemption; Termination.

(a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the occurrence of a Flip-In Event or (ii) the close of business on the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.0l per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price").

(b) The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the "Current Market Price", as defined in Section 11(d) hereof, of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board.

(c) Immediately upon the action of the Board ordering the redemption of the Rights, without any further action and without any notice, the right to exercise the Rights shall automatically terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Within ten (10) days after the action of the Board ordering the redemption of the Rights the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights, by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice which relates to a redemption of Rights shall state the method by which the payment of the Redemption Price will be made.

Section 24. Exchange. (a) The Board of Directors of the Company may, at its option, at any time after the Stock Acquisition Date, exchange all or part of the then-outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for Common Stock (or Common Stock equivalents) at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio").

(b) immediately upon the action of the Board of Directors of the Company ordering the exchange of Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights, which excludes Rights that have become void pursuant to the provisions of Section 7(e) hereof, shall be to receive that number of shares of Common Stock, or Common Stock equivalents, equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly file notice of such Board action with the Rights Agent and give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

(c) The Company shall not be required, pursuant to this Section 24, to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates, with regard to which such fractional shares of Common Stock would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this paragraph (c), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24, and the value of any Common Stock equivalent shall be deemed to have the same current market value as the Common Stock on such date.

Section 25. Notice of Certain Events.

(a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock), or (iv) to effect any consolidation or merger into or with any other Person, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of Rights and the Rights Agent, to the extent feasible, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of the shares of Common Stock for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Common Stock, whichever shall be the earlier.

(b) The Company shall, on the Stock Acquisition Date, or as soon as practicable thereafter give to each holder of Rights and the Rights Agent, to the extent feasible, in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) and (iii) hereof.

Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Wellman, Inc. Shrewsbury Executive Center 1040 Broad Street, Suite 302 Shrewsbury, New Jersey 07702 Attention: Thomas M. Duff, President

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the company) as follows:

First Chicago Trust Company of New York 30 West Broadway New York, New York 10007 Attention: Tenders and Exchange Administration

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27. Supplements and Amendments The Company may from time to time supplement or amend this Agreement without approval of any holders of Rights in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein (provided that any amendment made pursuant to clause (i) or (ii) hereof after the time that a Person becomes an Acquiring Person shall not materially adversely affect the interests of the holders of the Rights (other than an Acquiring Person or any Affiliate or Associate thereof) unless there is in office at least one Continuing Director and such amendment is approved by a majority of the Continuing Directors), (iii) prior to the time that a Person becomes an Acquiring Person, to change or supplement the provisions hereunder which the Company may deem necessary or desirable or (iv) following the time that a Person becomes an Acquiring Person, to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or any Associate thereof) unless there is in office at least one Continuing Director and such amendment is approved by a majority of the Continuing Directors. Notwithstanding anything contained in this Agreement to the contrary, but subject to the provisions of Section 31 hereof, this Agreement may not be amended or supplemented (x) to reinstate a right of redemption if the Rights are not then redeemable, (y) change the Final Expiration Date or (z) to decrease the Redemption Price. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment unless the Rights Agent shall have determined in good faith that such supplement or amendment would adversely affect its interests under this Agreement. Prior to this Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Determination and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the provisions of the last sentence of Rule 13d 3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board (with, where specifically provided for herein, the concurrence of a majority of the Continuing Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board (with, where specifically provided for herein, the concurrence of a majority of the Continuing Directors) or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not to redeem the Rights or to amend or supplement the Agreement).

Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void of or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court, or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would materially and adversely affect the purpose of effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board.

Section 32. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest: By /s/ Christine M. Marx Christine M. Marx	WELLMAN, INC. By /s/ Thomas M. Duff Thomas M. Duff, President
Attest: By /s/ Joanne Gorostrola Joanne Gorostrola Customer Service Officer	FIRST CHICAGO TRUST COMPANY OF NEW YORK, as Rights Agent By /s/ John Bamback John Bamback Title: Vice President

E X H I B I T A

[Form of Right Certificate]
Certificate No. R	____ Rights

NOT EXERCISEABLE AFTER August 5, 2001 OR EARLIER IF REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT UPON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT (AS DEFINED HEREIN). UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR CERTAIN TRANSFEREES THEREOF, WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER OF SUCH RIGHTS, WILL BECOME NULL AND VOID.

Right Certificate

This certifies that ________________________________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of August 6, 1991 (the "Rights Agreement"), between Wellman, Inc., a Delaware corporation (the "Company"), and First Chicago Trust Company of New York, as rights agent (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M. (New York time) on August 5, 2001, at the designated office of the Rights Agent, one fully paid and nonassessable share of common stock, par value $.001 per share (the "Common Stock"), of the Company, at a purchase price of $90.00 per share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and Certificate set forth on the reverse hereof duly executed and completed along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, at the designated offices of the Rights Agent. The Purchase Price shall be paid in cash or by certified bank check or bank draft payable to the order of the Company. The number of Rights evidenced by this Rights Certificate, the number of shares of Common Stock which may be purchased upon exercise thereof and the Purchase Price set forth above, are the number of Rights, number of shares of Common Stock and Purchase Price as of __________, 19__, based on the Common Stock as constituted at such date.

From and after the occurrence of a Flip-In Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of such Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after such Acquiring Person becomes such, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of such Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with such Acquiring Person becoming such, such Rights shall become null and void and no holder hereof shall have any rights whatsoever with respect to such Rights from and after the occurrence of such Flip-In Event.

As provided in the Rights Agreement, the Purchase Price and the number of shares of Common Stock or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, as the same may be amended from time to time, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available without charge upon written request to the Company at: Wellman, Inc., Shrewsbury Executive Center, 1040 Broad Street, Suite 302, Shrewsbury, N.J. 07702, Attention: The President.

This Rights Certificate, with or without other Rights Certificates, duly executed and completed along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, at the designated offices of the Rights Agent, may be exchanged for another Rights certificate or Rights certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive another Rights Certificate or Certificates representing the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.0l per Right.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate (and the Rights Agreement itself) may be amended by action of the Company's Board of Directors.

No fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder, as such, of this Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of ,199_

ATTEST: _______________________________ Secretary	WELLMAN, INC. By:________________________ Title:

Countersigned (dated , 19 )

FIRST CHICAGO TRUST COMPANY OF NEW YORK, as Rights Agent By: ___________________________ Authorized Signatory

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT
(To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED _____________________________________ hereby sells, assigns and transfers unto _____________________________________________________________

(Please, print name and address of transferee)

___________________________________ Rights evidenced by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________________ Attorney, to transfer the said Rights on the books of the within-named Company, with full power of substitution.

Dated: _____________________, 19__

______________________________ Signature
Signature guaranteed (by a member firm of The New York Stock Exchange or a commercial bank or trust company having an office or correspondent in New York City):

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) This Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement);

(2) after due inquiry and to the best knowledge of the undersigned, it [ ] I did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated ____________________, 19__	________________________________ Signature
Signature guaranteed (by a member firm of The New York Stock Exchange or a commercial bank or trust company having an office or correspondent in New York City):

NOTICE

The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE
(To be executed if the registered holder desires to exercise Rights represented by the Rights Certificate.)

To: Wellman, Inc.

The undersigned hereby irrevocably elects to exercise ________________ Rights represented by this Rights Certificate to purchase the shares of Common Stock issuable upon the exercise of the Rights (or such other securities of the Company or any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of:

______________________________________________________________________________ (Please print name and address)

Please insert social security or other identifying number: ________________________________

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

______________________________________________________________________________ (Please print name and address)
______________________________________________________________________________

Please insert social security or other identifying number: ________________________________

Signature guaranteed (by a member firm of The New York Stock Exchange or a commercial bank or trust company having an office or correspondent in New York City):
Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement);

(2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: _______________, 19___

______________________________ Signature
Signature guaranteed (by a member firm of The New York Stock Exchange or a commercial bank or trust company having an office or correspondent in New York City):

NOTICE

The signatures to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT B

UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATES OR ASSOCIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR CERTAIN TRANSFEREES THEREOF, WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, WILL BECOME NULL AND VOID.

SUMMARY OF RIGHTS TO PURCHASE
COMMON STOCK

On August 6, 1991 the Board of Directors of Wellman, Inc., a Delaware corporation (the "Company"), authorized the issuance of one Right for each outstanding share of common stock, par value $.001 per share (the "Common Stock"), of the Company to stockholders of record at the close of business on August 30, 1991 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one share of Common Stock at a Purchase Price of Ninety Dollars ($90.00), subject to adjustment in certain circumstances, (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement, dated as of August 6, 1991 (the "Rights Agreement"), between the Company and First Chicago Trust Company of New York, as Rights Agent.

Initially, the Rights will be attached to the certificates representing outstanding shares of Common Stock, and no separate Rights Certificates evidencing the Rights will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) ten days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (an "Acquiring Person"), or (ii) ten days (or such later time as may be determined by the Board of Directors prior to such time as there is an Acquiring Person) following the commencement of a tender or exchange offer that would result in a person (other than the Company) or group beneficially owning 15% or more of such outstanding shares of Common Stock. If the Board of Directors determines that a Person who would otherwise be an Acquiring Person has become such inadvertently, and such Person promptly divests sufficient shares of Common Stock so that such Person would no longer be an Acquiring Person, then such Person will not be deemed an Acquiring Person and no Distribution Date will be deemed to have occurred. As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, such separate Rights Certificates alone will represent the Rights. Until the Distribution date, (i) the Rights will be evidenced by and will be transferred with and only with such Common stock certificates, (ii) new Common Stock certificates issued after September 16, 1991 will contain a legend incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificate for Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on August 5, 2001, unless earlier redeemed by the Company as described below.

At the time that a Person becomes an Acquiring Person (such event being referred to as the "Flip-In Event"), the Rights Agreement provides that each holder of a Right, other than the Acquiring Person and certain of its transferees (whose rights would thereafter be null and void), will thereafter have the right to receive, upon the exercise thereof, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a market value (as defined) equal to two times the exercise price of the Right. However, the Board of Directors of the Company will, in such event, have the option of exchanging the Rights (other than those Rights which have become void as aforesaid) at an exchange ratio of one share of Common Stock for each Right (subject to adjustment).

For example, at an exercise price of $90.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) would entitle its holder following a Flip-in Event to purchase $180.00 worth of Common Stock (or other consideration, as noted above) for $90.00. Assuming that the Common Stock had a per share value of $30.00 at such time, the holder of each valid Right would be entitled to purchase six shares of Common Stock for $90.00.

In the event that, at any time following the Flip-In Event, (i) the Company is acquired in a merger or other business combination transaction, or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which have been voided as set forth above) shall thereafter have the right to receive, upon exercise of the Right, common stock of the acquiring company (or its ultimate parent company or other controlling entity) having a value equal to two times the exercise price of the Right.

The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) if holders of Common Stock are granted certain rights or warrants to subscribe for Common Stock or securities convertible into common Stock at less than the current market price of the Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Common Stock will be issued upon exercise of the Rights and, in lieu thereof, a cash payment will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

At any time prior to the occurrence of a Flip-In Event the Company may redeem the Rights in whole, but not in part, at a price of $.0l per Right, subject to adjustment, (the "Redemption Price"). Immediately upon such action of the Board, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. The Company may, at its option, pay the Redemption Price in cash, Common Stock or any other appropriate form of consideration.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

At any time prior to the time that an Acquiring Person has become such, the Company may amend the Rights Agreement and the terms of the Rights in any manner deemed necessary or desirable. Thereafter, the Rights Agreement and the terms of the Rights may be amended by the Company under certain circumstances, but not in any manner that adversely affects the interests of the holders of the Rights (other than an Acquiring Person).

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement of the Company on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company upon written request therefor. This summary description of the Rights does not purport to be complete, and is qualified in its entirety by reference to the Rights Agreement, as the same may be amended from time to time, which is incorporated herein by reference .